Exhibit 99.3 - Annual Statement as to Compliance for the year
	       ended December 31, 2005



		ANNUAL CERTIFICATION



Re:	Pursuant to the Pooling and Servicing Agreement for
Mortgage Loan Asset-Backed Certificates Series 2005-WMC1
(the "Servicing Agreement"), dated as of September 1, 2005, between Wachovia Mortgage Loan Trust, LLC (the
"Depositor"), U.S. Bank National Association (the "Trustee"), and HomEq Servicing Corporation (the "Servicer")

I, Arthur Q. Lyon, President of the Servicer, hereby certify to Depositor and the Trustee and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:


A review of the activities of the Servicer during the 2005 calendar year and the Servicer's performance under the Servicing Agreement has been made under my supervision, the Servicer has complied with the Servicing Agreement in all material respects and, to the best of my knowledge, based on such review, the Servicer has materially fulfilled all of its obligations under the Servicing Agreement throughout such calendar year.



Date: March 15, 2006


/s/  Arthur Q. Lyon
Arthur Q. Lyon
President